Exhibit 10.21

EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT
UNDER THE AMENDED AND RESTATED RENT-A-CENTER, INC.
LONG-TERM INCENTIVE PLAN

      This STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of ___, 20___, by and between RENT-A-CENTER, INC., a Delaware corporation (herein called the “Company”), and ___(herein called the “Employee”).

W I T N E S S E T H:

      WHEREAS, the Board of Directors of the Company (the “Board”) has resolved that the interests of the Company will be advanced by encouraging and enabling certain selected employees of the Company and its Subsidiaries (as such term is defined in the Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan) who are mainly responsible for the management, growth and success of the Company and the Subsidiaries to acquire proprietary shares in the Company, thus providing them with a more direct concern in the welfare of the Company and the Subsidiaries and assuring a closer identification of their interests with those of the Company and the Subsidiaries; and

      WHEREAS, the Board believes that the acquisition of such an interest in the Company will stimulate the endeavors of such employees on behalf of the Company and its Subsidiaries and strengthen their desire to remain with the Company and its Subsidiaries; and

      WHEREAS, the individual above named is one of such employees.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

      1. Subject to the terms of Paragraph 17 hereof, the Company hereby grants to the Employee as a matter of separate inducement and agreement in connection with his employment by the Company or a Subsidiary, and not in lieu of any salary or other compensation for his services, the right and option to purchase, at the time and on the terms and conditions hereinafter set forth, ___shares of the presently authorized common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the purchase price of ___and ___Dollars ($___) per share.

      2. The option provided for in this Agreement is granted pursuant to the Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan (hereinafter referred to as the “Plan”). The terms and provisions of such Plan are incorporated herein by reference and, in the event of any conflict between the terms and provisions of this Agreement and those of such Plan, the terms and provisions of the Plan, including, without limitation, those with respect to the powers of the administrative committee appointed thereunder (hereinafter referred to as the “Committee”), shall prevail and be controlling.

      3. This option shall continue for ten (10) years from the date hereof, except and to the extent that such term may be reduced as provided in Paragraphs 6, 7, 8, 9, 14 and 17 hereof; provided, however, that if any termination date provided for herein shall fall on a Saturday, Sunday or legal holiday, then such termination date shall be deemed to be the first normal business day of the Company, at its office specified in Paragraph 20 hereof, before such Saturday, Sunday or legal holiday.

      4. Except as otherwise provided herein, this option shall be exercisable not later than ten (10) years from the date hereof, and only to the extent of shares that have vested in accordance with the following schedule:

Portion of Shares That is Vested
Vesting Date	On or After Such Vesting Date
Grant Date	0%
First Anniversary of Date of Grant	25%
Second Anniversary of Date of Grant	50%
Third Anniversary of Date of Grant	75%
Fourth Anniversary of Date of Grant	100%

The Employee’s right to exercise the option granted hereunder accrues only in accordance with the preceding sentence and, except as otherwise provided herein, only to the extent that he or she remains in the continuous employ of the Company or a Subsidiary. This option shall be exercisable during the lifetime of the Employee only by him or her. In no event may the Employee or any person exercising this option pursuant to Paragraph 7 hereof exercise this option (before or after any adjustment or substitution pursuant to Paragraph 13 or 14 hereof) for a fraction of a share.

      5. The option granted hereby shall be exercisable upon and subject to the following terms and conditions:

     (a) The option granted hereby may be exercised by delivering to the Secretary of the Company from time to time within the time period specified in Paragraph 4 hereof a written notice specifying the number of vested shares the Employee then desires to purchase.

     (b) Upon receipt of the Employee’s written notice of exercise and full compliance with all other obligations under this Agreement, the Company shall allow the Employee to consummate the purchase of the number of shares indicated in the notice of exercise in accordance with the terms of this Agreement.

     (c) The Employee shall have delivered to the Secretary of the Company a cashier’s check payable in United States currency (unless a personal check shall be acceptable to such offer) to the order of the Company for an amount equal to the option price for such number of shares; or, with the prior consent of the Committee, and upon receipt of all regulatory approvals, the Employee shall have tendered Common Stock or surrendered all or part of any other Employee Award (as such term is defined in the Plan), valued at the Fair Market Value (as such term is defined in the Plan) of such Common Stock or other Employee Award on the date of exercise of this option, as payment of all or any portion of the option price for such number of shares. The check or, if applicable, the certificates for Common Stock, or instruments evidencing the surrender of all or any portion of any other Employee Award, shall be accompanied by such other instruments or agreements duly signed by the Employee as in the opinion of counsel for the Company may be necessary or advisable in order that the issuance of such number of shares comply with applicable rules and regulations under the Securities Act of 1933, as amended (the “Act”), any appropriate state securities laws or any requirement of any national securities exchange on which such stock may be traded. As soon as practicable after any such exercise of the option in whole or in part by the Employee, the Company will deliver to the Employee a certificate for the number of shares with respect to which the option shall have been so exercised, issued in the Employee’s name. Such stock certificate shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company to satisfy the requirements of the Act or any state securities laws.

      6. If the employment of the Employee is terminated by reason of Disability (as hereinafter defined) of the Employee, then the Employee shall have the right at any time WITHIN TWELVE (12) MONTHS after the termination of such employment or, if shorter, during the unexpired term of this option, to exercise this option for the full number of shares or any portion thereof, except as to the issuance of fractional shares, BUT ONLY TO THE EXTENT THIS OPTION WAS OTHERWISE EXERCISABLE in accordance with Paragraph 4 hereof on the date of such cessation of employment.

      As used herein, the term “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether or not an Employee’s employment is terminated by reason of Disability shall be in the sole and absolute discretion of the Committee. An individual shall not be considered Disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

      7. If the Employee dies while in the employ of the Company or a Subsidiary, this option may be exercised for the full number of shares, or any portion thereof, except as to the issuance of fractional shares, BUT ONLY TO THE EXTENT THIS OPTION WAS OTHERWISE EXERCISABLE in accordance with Paragraph 4 hereof on the date of the Employee’s death, at any time WITHIN TWELVE (12) MONTHS from the date of death of the Employee or within the unexpired term of this option, whichever is shorter, by the person or persons to whom the Employee’s rights under this option shall pass by the Employee’s will or by the laws of descent and distribution, whichever is applicable.

      8. If the employment of the Employee is terminated for cause (which determination shall be made in the sole and absolute discretion of the Committee), this option shall automatically terminate as of the date of such cessation of employment.

      9. If the employment of the Employee is terminated for any reason other than Disability, death or for cause, then the Employee shall have the right at any time WITHIN THREE (3) MONTHS after the termination of such employment or, if shorter, during the unexpired term of this option, to exercise this option for the full number of shares or any portion thereof, except as to the issuance of fractional shares, BUT ONLY TO THE EXTENT THIS OPTION WAS OTHERWISE EXERCISABLE in accordance with Paragraph 4 hereof on the date of such cessation of employment.

      10. Shares to be issued on the exercise of this option may, at the election of the Company, be either authorized and unissued shares, or shares previously issued and reacquired by the Company.

      11. The Company shall not be required to issue or deliver any certificates for shares purchased upon the exercise of this option prior to: (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (ii) the completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable; and (iii) the determination by the Committee that the Employee has tendered to the Company the full purchase price plus any federal, state or local tax owed by the Employee as a result of exercising this option when the Company has a legal liability to satisfy such tax. In addition, if shares reserved for issuance upon the exercise of this option shall not then be registered under the Act, the Company may, upon the Employee’s exercise of this option, require the Employee or his permitted transferee to represent in writing that the shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company’s transfer agent.

      12. In connection with the exercise of the option by the Employee, and as a condition to the Company’s obligation to deliver shares upon exercise of the option, the Employee shall make arrangements satisfactory to the Committee, including, with the prior approval of the Committee, the withholding of an appropriate amount of cash or number of shares of Common Stock or a combination thereof, or the transfer to the Company of shares of Common Stock theretofore owned by the Employee, to ensure that the amount of federal, state or local withholding tax, if any, required to be withheld with respect to delivery of the shares is made available by the Employee for timely payment of the tax by the Company to the appropriate taxing authority.

      13. If, prior to the delivery of all the shares in respect to which this option is granted, there shall be any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under the Plan and covered by outstanding options denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such options; and (iii) the appropriate Fair Market Value and other price determinations for such options.

      14. If, prior to the delivery of all the shares in respect to which this option is granted, there shall be a consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, options and the termination of unexercised options in connection with such transaction.

      15. Neither the Employee nor his legal representative shall be or have any of the rights or privileges of a stockholder of the Company in respect to any of the shares issuable upon the exercise of this option unless and until certificates representing such shares shall have been issued and delivered to the Employee.

      16. Neither the granting of this option, the exercise of any part hereof, nor any provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or a Subsidiary, to employ the Employee for any specified period.

      17. This Agreement shall be null and void and no options shall be granted hereby in the event the Employee shall fail to execute and return a counterpart hereof to the Company, at the address set forth in Paragraph 20 hereof, within sixty (60) days from the date hereof.

      18. Except as otherwise herein provided, this option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or any right or privilege conferred hereby, contrary to the provisions hereof, this option and the rights and privileges conferred hereby shall immediately become null and void.

      19. The Committee shall have authority to make reasonable constructions of this option and to correct any defect or supply any omission or reconcile any inconsistency in this option, and to prescribe reasonable rules and regulations relating to the administration of this option and other similar options granted under the Plan.

      20. Any notice relating to this Agreement shall be in writing and delivered in person or by registered mail to the Company at the Company’s main office, 5700 Tennyson Parkway, Suite 100, Plano, TX 75024, or to such other address as may be hereafter specified by the Company, to the attention of its Secretary. All notices to the Employee or other person or persons then entitled to exercise the option shall be delivered to the Employee or such other person or persons at the Employee’s address specified below.

      21. Any payment or any issuance or transfer of shares of the Common Stock to the Employee or his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require the Employee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

      22. This option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by its Senior Vice President – Finance and Chief Financial Officer and its corporate seal to be hereunto affixed and attested by its Secretary on the date and year first above written, and the Employee has hereunto set his or her hand on the day and year specified above.

RENT-A-CENTER, INC.

ATTEST:

By:		By:

	Christopher A. Korst	Robert D. Davis
	Secretary Vice President — General	Senior Vice President — Finance and
	Counsel and Secretary	Chief Financial Officer

Employee Signature

Street Address (No P.O. Box please)

City, State and Zip Code

7